ARTHUR
                                    ANDERSEN

                                                          Arthur Andersen LLP
                                                          Suite 1000
                                                          One Renaissance Square
                                                          Two North Central
                                                          Phoenix, AZ  85004
                                                          602 257 9234

January 3, 1997

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

We have read Item 4 included in the attached Form 8-K dated January 3, 1997 of ConSyGen, Inc. to be filed with the Securities and Exchnage Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP





Copies to:     Mr. Jeffery Richards, ConSyGen, Inc.
               Mr. John G. Nossiff, Jr., Brown, Rudnick, Freed & Gesmer